UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 4, 2005


                           Network  Installation  Corporation
             --------------------------------------------------------------
             (Exact  name  of  registrant  as  specified  in  its  charter)


               Nevada                     000-25499              88-0390360
  ----------------------------     ------------------------    ---------------
 (State  or  other jurisdiction        (Commission File       (IRS Employer of
           incorporation)                  Number)           Identification No.)



              15235  Alton  Parkway,  Ste  200,  Irvine,  CA         92618
            -------------------------------------------------     -----------
           (Address  of  principal  executive  offices)           (Zip  Code)


                                 (949)  753-7551
                             ----------------------
                         (Registrant's  telephone  number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written  communications  pursuant  to  Rule  425  under the Securities Act
    (17  CFR  230.425)
[  ]  Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange Act
    (17  CFR  240.14a-12)
[  ]  Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
    Exchange  Act  (17  CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 4, 2005, our Board of Directors appointed Kurt F. Jensen and William G. Sullivan to the Board of Directors.

KURT F. JENSEN is a Vice President in the Commercial Banking Group of Citibank West and has been involved in various aspects of commercial banking and asset-based lending for over eighteen years. Mr. Jensen established a sole proprietorship engaged in performing field audits and underwriting services for banks and asset-based lenders. Prior experience includes a position as Controller for Phillips Industries Commercial Vehicle Products Division. Mr. Jensen received an MBA from California State University, Fullerton with a specialization in Finance and BS in Business Administration from Arizona State University.

WILLIAM G. SULLIVAN is a sole practitioner with an emphasis on family law, guardianship and juvenile law. Mr. Sullivan has practiced law full-time since he was admitted to the California Bar in December 1975. Additionally, Mr. Sullivan was admitted to practice before the U.S. Supreme Court in May 1979. Mr. Sullivan received his bachelor's degree from UCLA and his JD from California Western Law School in San Diego.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Network  Installation  Corporation
                                   -----------------------------------
                                   Registrant


Date:  November  9,  2005     By:  /s/  Jeffrey  R.  Hultman
                                   --------------------------------
                                   Jeffrey  R.  Hultman
                                   President  &  Chief  Executive  Officer